Exhibit 4.5

EXECUTION COPY

INTERCREDITOR AGREEMENT dated as of February 2, 2006, among JPMORGAN CHASE BANK, N.A. (“JPMCB”), as the Intercreditor Agent (as defined in Section 1 below), U.S. BANK NATIONAL ASSOCIATION, as the Trustee (as defined in Section 1 below), INDALEX HOLDINGS FINANCE, INC., a Delaware corporation (the “Company”), and each Subsidiary listed on Schedule I hereto.

A.  The Company and certain Subsidiaries (such term and each other capitalized term used herein and not heretofore defined having the meanings set forth in Section 1 below) have entered into the Credit Agreement dated as of February 2, 2006 (the “Credit Agreement”), with the lenders party thereto and JPMCB, as administrative agent;

B.  The Obligations of the Company and the Subsidiaries under the Credit Agreement are secured on a first-priority basis by various assets of the Company and certain Subsidiaries;

C.  The Issuer, the Company, certain other Subsidiaries and the Trustee have entered into the Indenture dated as of February 2, 2006 (the “Indenture”), pursuant to which the Notes shall be issued and governed;

D.  The Obligations of the Issuer, the Company and certain other Subsidiaries under the Indenture and the Notes are secured on a second-priority basis by various assets of the Company and certain Subsidiaries;

E.  The Issuer, the Company, certain other Subsidiaries, the Intercreditor Agent and the Trustee are entering into this Agreement to set forth, among other things, certain rights and priorities with respect to the Senior Lender Collateral and the Noteholder Collateral;

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.         Definitions.

1.1           Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” shall mean this Agreement.

“Bankruptcy Law” shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Cash Management Obligations” shall mean, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with each and any of the following bank services provided to such Person: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including controlled disbursement, currency, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Lender Collateral and Noteholder Collateral.

“Company” shall have the meaning set forth in the preamble.

“Comparable Noteholder Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, that Noteholder Collateral Document that creates a Lien on the same Common Collateral, granted by the same Grantor.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Deposit Account” shall have the meaning set forth in the Uniform Commercial Code.

“Deposit Account Collateral” shall mean that part of the Common Collateral comprised of or contained in Deposit Accounts or Securities Accounts.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Senior Lender Claims” shall mean, subject to Section 5.6, payment in full in cash (or, to the extent acceptable to each Senior Lender, cash equivalents or other consideration) of (a) all principal, interest and other Senior Lender Claims under the Senior Credit Agreement (or, with respect to letters of credit or letter of credit guaranties outstanding thereunder, either termination thereof or delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Senior Credit Agreement), in each case after or concurrently with the termination of all commitments to extend credit thereunder (other than any commitment to satisfy drawings under any outstanding letter of credit or letter of credit guaranties in accordance with the terms thereof), and (b) all other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case, other than contingent indemnities and costs and reimbursement obligations to the extent no claim has been made.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Grantors” shall mean the Company and each of the Domestic Subsidiaries that has executed and delivered a Noteholder Collateral Document or a Senior Collateral Document.

“Incur” shall have the meaning set forth in the Indenture.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Senior Credit Agreement or the Indenture.

“Indenture” shall have the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intellectual Property” shall have the meaning assigned to such term in the Senior Collateral Documents and the Noteholder Collateral Documents.

“Intercreditor Agent” shall mean JPMCB, in its capacity as administrative agent for the Senior Lenders under the Senior Credit Agreement, and any successor thereto in such capacity (including, if there is more than one Senior Credit Agreement, such agent, representative or trustee as is designated “Intercreditor Agent” by Senior Lenders holding a majority of the aggregate amount of the Senior Lender Claims then outstanding).

“Issuer” shall mean Indalex Holding Corp., a Delaware corporation.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities owned by the applicable Person, any purchase option, call or similar right of a third party with respect to such securities.

“Noteholder Claims” shall mean all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them, including all fees and expenses of the Trustee thereunder.

“Noteholder Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Noteholder Claim.

“Noteholder Collateral Documents” shall mean the Noteholder Security Agreement and all other agreements, documents and instruments pursuant to which a Lien is now or hereafter granted (or purported to be granted) by any Grantor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.

“Noteholder Documents” shall mean (a) the Indenture, the Notes, the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any

Obligations thereunder.

“Noteholder Security Agreement” shall mean the Security Agreement dated as of February 2, 2006, among the Company, the Issuer, certain other Grantors and the Trustee.

“Noteholders” shall mean, collectively, each Person that holds, or is an obligee in respect of, any Noteholder Claim.

“Notes” shall mean (a) the 11½% Second-Priority Senior Secured Notes due 2014 to be issued by the Issuer pursuant to the Indenture, (b) the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement dated as of February 2, 2006, among the Company, the Issuer, the other Subsidiaries listed therein and the initial purchasers party thereto and (c) any additional notes issued under the Indenture by the Issuer, to the extent permitted by the Indenture and the Senior Credit Agreement.

“Obligations” shall mean any and all obligations, whether now owing or hereafter arising, with respect to the payment of (a) any principal of or interest or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit or letter of credit guaranty, (b) any fees, penalties, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing such Indebtedness and (c) any obligation to post cash collateral in respect of letters of credit, letter of credit guaranties or any other obligations.

“Officers’ Certificate” shall have the meaning set forth in the Indenture.

“Pari Passu Lien Obligation” shall have the meaning set forth in the Indenture.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Pledged or Controlled Collateral” shall have the meaning set forth in Section 5.5.

“Recovery” shall have the meaning set forth in Section 6.4.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Noteholder Claims” shall mean any Obligations that Refinance any Noteholder Claims and that are permitted by the Senior Credit Agreement.

“Required Lenders” shall mean, with respect to any Senior Credit Agreement, those Senior Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Senior Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Credit Agreement).

“Securities Account” shall have the meaning set forth in the Uniform Commercial Code.

“Senior Collateral Documents” shall mean the Senior Security Agreement and all other agreements, documents and instruments pursuant to which a Lien is now or hereafter granted (or purported to be granted) by any Grantor to secure any Senior Lender Claims or under which rights or remedies with respect to any such Lien are governed.

“Senior Credit Agreement” shall mean the Credit Agreement, together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and the Senior Collateral Documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness Incurred to Refinance (including one or more debt facilities, receivables financing facilities or commercial paper facilities or indentures with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuance of debt securities to institutional investors), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Senior Credit Agreement or a successor Senior Credit Agreement, whether by the same or any other lender or group of lenders.

“Senior Lender Cash Management Obligations” shall mean any Cash Management Obligations secured by any Common Collateral under the Senior Credit Agreement.

“Senior Lender Claims” shall mean (a) all Indebtedness of the Issuer, the Company and the other Grantors Incurred under the provisions described under clause (b)(1) of Section 4.03 of the Indenture, (b) all other Obligations (not constituting Indebtedness) of the Issuer, the Company and the other Grantors under the Senior Credit Agreement and (c) all other Obligations of the Issuer, the Company and the other Grantors in respect of Senior Lender Cash Management Obligations or Senior Lender Swap Obligations.  Senior Lender Claims shall include all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Senior Lender Document, whether or not the claim for such interest or expenses is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Senior Lender Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Senior Lender Claim.

“Senior Lender Documents” shall mean the Senior Credit Agreement and each agreement, document or instrument providing for or evidencing a Senior Lender Cash

Management Obligation or Senior Lender Swap Obligation.

“Senior Lender Swap Obligations” shall mean any Swap Obligations secured by any Common Collateral under the Senior Credit Agreement.

“Senior Lenders” shall mean, collectively, each Person that holds, or is an obligee in respect of, any Senior Lender Claim, including the Intercreditor Agent.

“Senior Security Agreement” shall mean the Domestic Security Agreement dated as of February 2, 2006, among the Issuer, the Company, each other Grantor and the Intercreditor Agent.

“subsidiary” shall have the meaning assigned to such term in the Credit Agreement, as in effect on the date hereof.

“Subsidiary” shall mean any subsidiary of the Company.

“Swap Agreement” shall mean, with respect to any Person, any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of such Person shall be a Swap Agreement.

“Swap Obligations” shall mean, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements and (b) any and all cancelations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Trustee” shall mean U.S. Bank National Association, in its capacity as trustee under the Indenture and collateral agent under the Noteholder Collateral Documents, and its successors in such capacities.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York or, for purposes of Sections 2.1 and 3.1(a), any other applicable State.

1.2           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference to any statute, law, rule, regulation, order, or other requirement of law shall, unless otherwise specified, refer to such requirement of law as in effect from time to time.

Section 2.         Lien Priorities.

2.1           Subordination.  Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Trustee or the Noteholders on the Common Collateral or of any Liens granted to the Intercreditor Agent or the Senior Lenders on the Common Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Noteholder Document or any Senior Lender Document or any other circumstance whatsoever, the Trustee, on behalf of itself and each Noteholder, hereby agrees that (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of the Intercreditor Agent or any Senior Lender or any agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Noteholder Claims and (b) any Lien on the Common Collateral securing any Noteholder Claims now or hereafter held by or on behalf of the Trustee or any Noteholder or any agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims.  All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Noteholder Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Company, any Subsidiary or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

2.2           Nature of Senior Lender Claims.  The Trustee, on behalf of itself and each Noteholder, acknowledges that (a) a portion of the Senior Lender Claims is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Lender Claims may be amended, supplemented or otherwise modified, and the Senior Lender Claims, or a portion thereof, may, subject to the limitations set forth in the Indenture, be Refinanced, from time to time and (c) the aggregate amount of the Senior Lender Claims may be increased, in each case, without notice to or consent by the Trustee or the Noteholders and without affecting the provisions hereof.  The Lien priorities provided for in Section 2.1 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Lender Claims or the Noteholder Claims, or any portion thereof.

2.3           Prohibition on Contesting Liens.  Each of the Trustee, for itself and on behalf of each Noteholder, and the Intercreditor Agent, for itself and on behalf of each Senior Lender, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of (a) any Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of the Intercreditor Agent or any of the Senior Lenders or any agent or trustee therefor in any Senior Lender Collateral or (b) any Lien securing any Noteholder Claims held (or purported to be held) by or on behalf of the Trustee or any of the Noteholders in the Noteholder Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Intercreditor Agent or any Senior Lender to enforce this Agreement (including the priority of the Liens securing the Senior Lender Claims as provided in Section 2.1) or any of the Senior Lender Documents.

2.4           No New Liens.  The parties hereto agree that, so long as the Discharge of Senior Lender Claims has not occurred (a) none of the Grantors shall (i) grant or permit any additional Liens on any asset or property of any Grantor to secure any Noteholder Claim unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Lender Claims or (ii) subject to Section 11.01(b) of the Indenture and other than with respect to any Grantor (other than the Company and the Issuer) that is not a Note Guarantor (as defined in the Indenture), grant or permit any additional Liens on any asset or property to secure any Senior Lender Claims unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Noteholder Claims, with each such Lien to be subject to the provisions of this Agreement; and (b) if the Trustee or any Noteholder shall hold any Lien on any assets or property of any Grantor securing any Noteholder Claims that are not also subject to the first-priority Lien securing Senior Lender Claims under the Senior Lender Documents, the Trustee or the applicable Noteholder (i) shall notify the Intercreditor Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Intercreditor Agent as security for the Senior Lender Claims, shall assign such Lien to the Intercreditor Agent as security for the Senior Lender Claims (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Intercreditor Agent, shall be deemed to hold and have held such Lien for the benefit of the Intercreditor Agent as security for the Senior Lender Claims.

2.5           Perfection of Liens.  Except for the agreements of the Intercreditor Agent pursuant to Section 5.5 hereof, neither the Intercreditor Agent nor the Senior Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Trustee and the Noteholders.  The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lenders and the Noteholders and shall not impose on the Intercreditor Agent, the Senior Lenders, the Trustee, the Noteholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 3.         Enforcement.

3.1           Exercise of Remedies.

(a)           So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither the Trustee nor any Noteholder will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral in respect of any Noteholder Claims, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral or any other Senior Lender Collateral by the Intercreditor Agent or any Senior Lender in respect of the Senior Lender Claims, the exercise of any right by the Intercreditor Agent or any Senior Lender (or any agent or sub-agent on their behalf) in respect of the Senior Lender Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Intercreditor Agent or any Senior Lender either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Common Collateral under the Senior Lender Documents or otherwise in respect of the Senior Lender Collateral or the Senior Lender Claims, or (z) object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of Senior Lender Claims and (ii) except as otherwise provided herein, the Intercreditor Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of the Trustee or any Noteholder; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Trustee may file a claim or statement of interest with respect to the Noteholder Claims, (B) the Trustee may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Lender Claims or the rights of the Intercreditor Agent or the Senior Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral, (C) the Trustee and the Noteholders may exercise their rights and remedies as unsecured creditors, as provided in Section 5.4, and (D) the Trustee may exercise the rights and remedies provided for in Section 6.3.  In exercising rights and remedies with respect to the Senior Lender Collateral, the Intercreditor Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)           So long as the Discharge of Senior Lender Claims has not occurred, the Trustee, on behalf of itself and each Noteholder, agrees that it will not, in the context of its role as secured creditor, take or receive any Common Collateral or any proceeds of Common

Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral in respect of Noteholder Claims.  Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Trustee and the Noteholders with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of Noteholder Claims pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Lender Claims has occurred.

(c)           Subject to the proviso in clause (ii) of Section 3.1(a), (i) the Trustee, for itself and on behalf of each Noteholder, agrees that neither the Trustee nor any Noteholder will take any action that would hinder any exercise of remedies undertaken by the Intercreditor Agent or the Senior Lenders with respect to the Common Collateral under the Senior Lender Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) the Trustee, for itself and on behalf of each Noteholder, hereby waives any and all rights it or any Noteholder may have as a junior lien creditor or otherwise to object to the manner in which the Intercreditor Agent or the Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted on any of the Senior Lender Collateral, regardless of whether any action or failure to act by or on behalf of the Intercreditor Agent or any other Senior Lender is adverse to the interests of the Noteholders.

(d)           The Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Noteholder Document shall be deemed to restrict in any way the rights and remedies of the Intercreditor Agent or the Senior Lenders with respect to the Senior Lender Collateral as set forth in this Agreement and the Senior Lender Documents.

3.2           Cooperation.  Subject to the proviso in clause (ii) of Section 3.1(a), the Trustee, on behalf of itself and each Noteholder, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and the Intercreditor Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the Noteholder Documents or otherwise in respect of the Noteholder Claims.

3.3           Actions upon Breach.  Should the Trustee or any Noteholder, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Intercreditor Agent or any other Senior Lender (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against the Trustee or such Noteholder by injunction, specific performance or other appropriate equitable relief.  The Trustee, on behalf of itself and each Noteholder, hereby (i) agrees that the Senior Lenders’ damages from the actions of the Trustee or any Noteholder may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Lenders cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the

Intercreditor Agent.

Section 4.         Payments.

4.1           Application of Proceeds.  After an event of default under any Senior Credit Agreement has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies shall be applied by the Intercreditor Agent to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred.  Upon the Discharge of the Senior Lender Claims, the Intercreditor Agent shall deliver promptly to the Trustee any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Trustee to the Noteholder Claims in such order as specified in the relevant Noteholder Documents.

4.2           Payments Over.  Any Common Collateral or proceeds thereof received by the Trustee or any Noteholder in connection with the exercise of any right or remedy (including setoff) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Intercreditor Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.  The Intercreditor Agent is hereby authorized to make any such endorsements as agent for the Trustee or any such Noteholder.  This authorization is coupled with an interest and is irrevocable.

Section 5.         Other Agreements.

5.1           Releases.

(a)           Trustee, for itself and on behalf of each Noteholder, agrees that, in the event of a sale, transfer or other disposition of any specified item of Common Collateral (including all or substantially all of the equity interests of any subsidiary of the Issuer), the Liens granted to the Trustee upon such Common Collateral to secure Noteholder Claims shall terminate and be released, automatically and without any further action, concurrently with the termination and release of (i) all Liens granted upon such Common Collateral to secure Senior Lender Claims and (ii) if any Pari Passu Lien Obligations shall be designated as such, all Liens granted upon such Common Collateral to secure Pari Passu Lien Obligations.  Upon delivery to the Trustee of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Lender Claims and, if applicable, the Pari Passu Lien Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Trustee) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, the Trustee will promptly execute, deliver or acknowledge, at the Company’s or the other Grantors’ sole cost and expense, such instruments to evidence such termination and release of the Liens granted to the Trustee.  Nothing in this Section 5.1(a) shall be deemed to affect the agreement of the Trustee, for itself and on behalf of each holder of Notes, to release the Liens on the Noteholder Collateral as set forth in the Indenture.

(b)           The Trustee, for itself and on behalf of each Noteholder, hereby irrevocably constitutes and appoints the Intercreditor Agent and any officer or agent of the Intercreditor Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or such holder or in the Intercreditor Agent’s own name, from time to time in the Intercreditor Agent’s discretion, for the purpose of carrying out the terms of Section 5.1(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.1(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)           Unless and until the Discharge of Senior Lender Claims has occurred, the Trustee, for itself and on behalf of each Noteholder, hereby consents to the application, whether prior to or after an event of default under the Senior Credit Agreement, of Deposit Account Collateral or proceeds of Common Collateral to the repayment of Senior Lender Claims pursuant to the Senior Credit Agreement, provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Trustee or the Noteholders to receive proceeds in connection with the Noteholder Claims not otherwise in contravention of this Agreement.

(d)           Notwithstanding anything to the contrary in any Noteholder Collateral Document, in the event the terms of a Senior Collateral Document and a Noteholder Collateral Document each require any Grantor (i) to make payment in respect of any item of Common Collateral, (ii) to deliver or afford control over any item of Common Collateral to, or deposit any item of Common Collateral with, (iii) to register ownership of any item of Common Collateral in the name of or make an assignment of ownership of any Common Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Common Collateral, with instructions or orders from, or to treat, in respect of any item of Common Collateral, as the entitlement holder, (v) hold any item of Common Collateral in trust for (to the extent such item of Common Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Common Collateral for the benefit of or subject to the control of or, in respect of any item of Common Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Common Collateral is located or waivers or subordination of rights with respect to any item of Common Collateral in favor of, in any case, both the Intercreditor Agent and the Trustee, such Grantor may, until the applicable Discharge of Senior Lender Claims has occurred, comply with such requirement under the Noteholder Collateral Document as it relates to such Common Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Intercreditor Agent.

5.2           Insurance and Condemnation Awards.  Unless and until the Discharge of Senior Lender Claims has occurred, the Intercreditor Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.  Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award, if in respect of the Common Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Lender Claims, to the Intercreditor Agent for the benefit of Senior Lenders pursuant to the terms of the Senior Lender Documents, (ii) second, after the occurrence of the Discharge of Senior Lender Claims, to the Trustee for the benefit of the Noteholders pursuant to the terms of the applicable Noteholder Documents and (iii) third, if no Noteholder Claims are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  If the Trustee or any Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Intercreditor Agent in accordance with the terms of Section 4.2.

5.3           Amendments to Noteholder Collateral Documents.

(a)           Without the prior written consent of the Intercreditor Agent and the Required Lenders, no Noteholder Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement.  The Company agrees to deliver to the Intercreditor Agent copies of (i) any amendments, supplements or other modifications to the Noteholder Collateral Documents and (ii) any new Noteholder Collateral Documents promptly after effectiveness thereof.  The Trustee, on behalf of itself and each Noteholder, agrees that each Noteholder Collateral Document (other than any account control or similar agreement with third parties) shall include the following language (or language to similar effect approved by the Intercreditor Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Trustee pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Lenders (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to JPMorgan Chase Bank, N.A., as administrative agent, pursuant to or in connection with the Credit Agreement dated as of February 2, 2006 (as amended, restated, supplemented or otherwise modified from time to time), among Indalex Holdings Finance, Inc., the “Borrowers” named therein, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and the other parties party thereto, and (ii) the exercise of any right or remedy by the Trustee hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of February 2, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Intercreditor Agent, U.S. Bank National Association, as Trustee, Indalex Holdings Finance, Inc. and its subsidiaries party thereto.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b)           In the event that the Intercreditor Agent or the Senior Lenders enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Intercreditor Agent, the Senior Lenders, the Company or any other Grantor thereunder (including the release of any Liens in Senior Lender Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document without the consent of the Trustee or any Noteholder and without any action by the Trustee, the Company or any other Grantor; provided, however, that (A) if such amendment, waiver or consent materially adversely affect the rights of the Noteholders or the interests of the Noteholders in the Noteholder Collateral, it shall similarly affect comparable rights and interests of holders of Pari Passu Lien Obligations, if any are then outstanding, and (B) written notice of such amendment, waiver or consent shall have been given to the Trustee within 10 Business Days after the effectiveness of such amendment, waiver or consent.

5.4           Rights as Unsecured Creditors.  Notwithstanding anything to the contrary in this Agreement, the Trustee and the Noteholders may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Noteholder Documents and applicable law.  Nothing in this Agreement shall prohibit the receipt by the Trustee or any Noteholder of the required payments of principal, premium, interest, fees and other amounts due under the Noteholders Documents so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any Noteholder of rights or remedies as a secured creditor in respect of Common Collateral.  In the event the Trustee or any Noteholder becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Noteholder Claims, such judgment lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Noteholder Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.  Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Intercreditor Agent or the Senior Lenders may have with respect to the Senior Lender Collateral.

5.5           Gratuitous Bailee for Perfection.

(a)           The Intercreditor Agent acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Lender Claims on any Common Collateral that can be perfected by the possession or control of such Common Collateral or of any account in which such Common Collateral is held, and if such Common Collateral or any such account is in fact in the possession or under the control of the Intercreditor Agent, or of agents or bailees of the Intercreditor Agent (such Common Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Common Collateral, the Intercreditor Agent shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Trustee, in each case solely for the purpose of perfecting the Liens granted under the Noteholder Collateral Documents and subject to the terms and conditions of this Section 5.5.

(b)           In the event that the Intercreditor Agent (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the Intercreditor Agent agrees to hold such Liens as sub-agent and gratuitous bailee for the Trustee and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Noteholder Collateral Documents, subject to the terms and conditions of this Section 5.5.

(c)           Except as otherwise specifically provided herein, until the Discharge of Senior Lender Claims has occurred, the Intercreditor Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Lender Documents as if the Liens under the Noteholder Collateral Documents did not exist.  The rights of the Trustee and the Noteholders with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)           The Intercreditor Agent shall have no obligation whatsoever to the Trustee or any Noteholder to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral, except as expressly set forth in this Section 5.5.  The duties or responsibilities of the Intercreditor Agent under this Section 5.5 shall be limited solely to holding or controlling the Common Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.5 as sub-agent and gratuitous bailee for the Trustee for purposes of perfecting the Lien held by the Trustee.

(e)           The Intercreditor Agent shall not have by reason of the Noteholder Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Trustee or any Noteholder, and the Trustee, on behalf of itself and each Noteholder, hereby waives and releases the Intercreditor Agent from all claims and liabilities arising pursuant to the Intercreditor Agent’s role under this Section 5.5 as sub-agent and gratuitous bailee with respect to the Common Collateral.

(f)            Upon the Discharge of Senior Lender Claims, the Intercreditor Agent shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Trustee, to the extent that it is legally permitted to do so, all Common Collateral, including all proceeds thereof, held or controlled by the Intercreditor Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Common Collateral (including pursuant to the delivery of change of agent notices under deposit account control agreements and similar agreements), or (B) direct and deliver such Common Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Trustee is entitled to approve any awards granted in such proceeding.  The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Intercreditor Agent for loss or damage suffered by the Intercreditor Agent as a result of such transfer, except for loss or damage suffered by the Intercreditor Agent as a result of its own wilful misconduct, gross negligence or bad faith.  The Intercreditor Agent has no obligation to follow instructions from the Trustee in contravention of this Agreement.

(g)           Neither the Intercreditor Agent nor the Senior Lenders shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to the Intercreditor Agent or the Senior Lenders under the Senior Lender Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6           When Discharge of Senior Lender Claims Deemed to Not Have Occurred.  If, at any time after the Discharge of Senior Lender Claims has occurred, the Company or any Subsidiary Incurs any Senior Lender Claims (other than any Senior Lender Claims referred to in clause (c) of the definition thereof), then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims) and the applicable agreement governing such Senior Lender Claims shall automatically be treated as a Senior Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the Intercreditor Agent of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Lender Claims shall be the Intercreditor Agent for all purposes of this Agreement.  Upon receipt of notice of such Incurrence (including the identity of the new Intercreditor Agent), the Trustee shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Intercreditor Agent shall reasonably request in writing in order to provide the new Intercreditor Agent the rights of the Intercreditor Agent contemplated hereby, (b) deliver to the Intercreditor Agent, to the extent that it is legally permitted to do so, all Common Collateral, including all proceeds thereof, held or controlled by the Trustee or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Common Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Intercreditor Agent is entitled to approve any awards granted in such proceeding.

5.7           No Release if Event of Default.  Notwithstanding any other provision contained in this Agreement, if an Event of Default (as defined in the Indenture) exists on the date on which the Discharge of Senior Lender Claims has occurred, the Liens securing Noteholder Claims will not be released, except to the extent the Noteholder Collateral or any portion thereof was disposed of in order to repay the Senior Lender Claims secured by such Noteholder Collateral, and following the Discharge of Senior Lender Claims, the Trustee will have the right to foreclose upon such Noteholder Collateral (but in such event, the Liens on such Noteholder Collateral securing the Noteholder Claims will be released when such Event of Default and all other Events of Default under the Indenture cease to exist).

Section 6.         Insolvency or Liquidation Proceedings.

6.1           Financing Issues.  Until the Discharge of Senior Lender Claims has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Intercreditor Agent or any Senior Lender shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then the Trustee, on behalf of itself and each Noteholder, agrees that it will raise no (a) objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.1(a) and Section 6.3, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Lender Claims under the Senior Credit Agreement or, if no Senior Credit Agreement exists, under the other Senior Lender Documents are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Common Collateral to (x) such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens securing the Noteholder Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement and (y) to any “carve-out” for professional and United States Trustee fees agreed to by the Intercreditor Agent or the Senior Lenders, (b) objection and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by Intercreditor Agent or any other Senior Lender, (c) objection to (and will not otherwise contest) any lawful exercise by any Senior Lender of the right to credit bid Senior Lender Claims at any sale in foreclosure of Senior Lender Collateral, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Lender relating to the lawful enforcement of any Lien on Senior Lender Collateral or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor for which the Intercreditor Agent has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Lender Claims and the Noteholder Claims will attach to the proceeds of the sale on the same basis of priority as the Liens on the Common Collateral securing the Senior Lender Claims rank to the Liens on the Common Collateral securing the Noteholder Claims pursuant to this Agreement.  The Trustee, on behalf of itself and the Noteholders, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

6.2           Relief from the Automatic Stay.  Until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and each Noteholder, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the Intercreditor Agent.

6.3           Adequate Protection.  The Trustee, on behalf of itself and each Noteholder, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Intercreditor Agent or the Senior Lenders for adequate protection, (b) any objection by the Intercreditor Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Intercreditor Agent’s or any Senior Lender’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the Intercreditor Agent or any other Senior Lender under Section 506(b) or 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law.  Notwithstanding anything contained in this Section 6.3 or in Section 6.1, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law and the Intercreditor Agent and the other Senior Lenders do not object to the adequate protection being provided to the Senior Lenders, then the Trustee, on behalf of itself and any Noteholder, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement and (ii) in the event the Trustee, on behalf of itself and each Noteholder, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or each Noteholder, agrees that the Intercreditor Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Noteholder Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Noteholder Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.

6.4           Preference Issues.  If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Lender Claims shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Lenders shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  The Trustee, on behalf of itself and each Noteholder, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.5           Separate Grants of Security and Separate Classifications.  The Trustee, on behalf of itself and each Noteholder, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Noteholder Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Noteholder Claims are fundamentally different from the Senior Lender Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Lenders and the Noteholders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Trustee, on behalf of itself and each Noteholder, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Noteholders), the Senior Lenders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Noteholder Claims, with the Trustee, on behalf of itself and each Noteholder, hereby acknowledging and agreeing to turn over to the Intercreditor Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Noteholders.

6.6           No Waivers of Rights of Senior Lenders.  Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Intercreditor Agent or any other Senior Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Noteholder, including the seeking by any Noteholder of adequate protection or the asserting by any Noteholder of any of its rights and remedies under the Noteholder Documents or otherwise.

6.7           Application.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding.  The relative rights as to the Common Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.  All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

6.8           Other Matters.  To the extent that the Trustee or any Noteholder has or acquires rights under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law with respect to any of the Common Collateral, the Trustee, on behalf of itself and each Noteholder, agrees not to assert any such rights without the prior written consent of the Intercreditor Agent, provided that if requested by the Intercreditor Agent, the Trustee shall timely exercise such rights in the manner requested by the Intercreditor Agent, including any rights to payments in respect of such rights.

6.9           506(c) Claims.  Until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and each Noteholder, will not assert or enforce any claim under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Lender Claims for costs or expenses of preserving or disposing of any Common Collateral.

6.10         Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Lender Claims and the Noteholder Claims, then, to the extent the debt obligations distributed on account of the Senior Lender Claims and on account of the Noteholder Claims are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 7.         Reliance; etc.

7.1           Reliance.  The consent by the Senior Lenders to the execution and delivery of the Noteholder Documents to which the Senior Lenders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement.  The Trustee, on behalf of itself and each Noteholder, acknowledges that it and the Noteholders have, independently and without reliance on the Intercreditor Agent or any Senior Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Indenture or this Agreement.

7.2           No Warranties or Liability.  The Trustee, on behalf of itself and each Noteholder, acknowledges and agrees that neither the Intercreditor Agent nor any Senior Lender has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon.  The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Trustee or any of the Noteholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement.  Neither the Intercreditor Agent nor any Senior Lender shall have any duty to the Trustee or any Noteholder to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Noteholder Documents), regardless of any knowledge thereof that they may have or be charged with.  Except as expressly set forth in this Intercreditor Agreement, the Intercreditor Agent, the Senior Lenders, the Trustee and the Noteholders have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Lender Claims, the Noteholder Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

7.3           Obligations Unconditional.  All rights, interests, agreements and obligations of the Intercreditor Agent, the Senior Lenders, the Trustee and the Noteholders hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Senior Lender Document or any Noteholder Document;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Noteholder Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Lender Document or of the terms of the Indenture or any other Noteholder Document;

(c)           any exchange of any security interest in any Common Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Noteholder Claims or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Lender Claims or (ii) the Trustee or any Noteholder in respect of this Agreement.

Section 8.         Miscellaneous.

8.1           Conflicts.  Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lender Document or any Noteholder Document, the provisions of this Agreement shall govern.

8.2           Continuing Nature of this Agreement; Severability.  Subject to Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred.  This is a continuing agreement of Lien subordination, and the Senior Lenders may continue, at any time and without notice to the Trustee or any Noteholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Lender Claims in reliance hereon.  The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3           Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by the Intercreditor Agent or the Trustee shall be deemed to have been made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are affected.  Notwithstanding anything in this Section 8.3 to the contrary, the Intercreditor Agent and the Trustee shall enter, at the Company’s or the other Grantors’ sole expense, into such amendments, supplements or other modifications of this Agreement as may be reasonably requested by the Company (a) to add as parties hereto Persons (or any agent, representative or trustee therefor) holding a new series of Senior Lender Claims or Persons (or any agent, representative or trustee therefor) holding Refinancing Noteholder Claims or Pari Passu Lien Obligations, in each case, to the extent such Indebtedness or other Obligations are not prohibited by the Senior Credit Agreement and the Indenture, (b) in the case of any Refinancing Noteholder Claims or Pari Passu Lien Obligations, (i) to establish that the Liens on the Common Collateral securing such Refinancing Noteholder Claims or Pari Passu Lien Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Noteholder Claims in accordance with the terms of this Agreement and (ii) to provide to the holders of such Refinancing Noteholder Claims or Pari Passu Lien Obligations (or any agent, representative or trustee thereof) rights and benefits substantially identical to those provided to the Trustee and the Noteholders under this Agreement, and to place upon the holders of such Refinancing Noteholder Claims or Pari Passu Lien Obligations (or any agent, representative or trustee thereof) obligations and limitations substantially identical to those placed on the Trustee and the Noteholders under this Agreement, and (c) in the case of a new series of Senior Lender Claims, (i) to establish that the Lien on the Common Collateral securing such Senior Lender Claims shall be superior in all respects to all

Liens on the Common Collateral securing any Noteholder Claims, Refinancing Noteholder Claims and Pari Passu Lien Obligations and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any other Senior Lender Claims and (ii) to provide to the holders of such Senior Lender Claims (or any agent, representative or trustee thereof) rights and benefits substantially identical to those provided to the Senior Lenders under this Agreement, and to place upon the holders of such Senior Lender Claims (or any agent, representative or trustee thereof) obligations and limitations substantially identical to those placed on the Intercreditor Agent and the Senior Lenders under this Agreement, in each case under clauses (a), (b) and (c) above, so long as (x) such amendment, supplement or other modification does not expressly violate the provisions of the Senior Credit Agreement and the Indenture or the intent of this Agreement (it being acknowledged that it is the intent of the parties hereto that Senior Lender Claims of any series be treated under this Agreement in the manner substantially identical to the treatment of the Senior Lender Claims of each other series and that any Refinancing Noteholder Claims and Pari Passu Lien Obligations be treated under this Agreement in the manner substantially identical to the treatment of the Noteholder Claims) and (y) the Company delivers to each of the Intercreditor Agent and the Trustee an Officers’ Certificate to the effect that such amendment, supplement or other modification complies with the provisions of this paragraph.  Any such Person becoming a party hereto, the Intercreditor Agent and the Trustee shall be entitled to rely on such Officers’ Certificate; provided, however, that nothing in such Officers’ Certificate shall affect whether or not the Company or any Subsidiary has complied with its undertakings in the Senior Credit Agreement, the other Senior Lender Documents, the Indenture, the other Noteholder Documents or this Agreement.

8.4           Information Concerning Financial Condition of the Company and the Subsidiaries.  The Intercreditor Agent, the Senior Lenders, the Trustee and the Noteholders shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Lender Claims or the Noteholder Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Lender Claims or the Noteholder Claims.  The Intercreditor Agent, the Senior Lenders, the Trustee and the Noteholders shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event that the Intercreditor Agent, any Senior Lender, the Trustee or any Noteholder, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation to (i) make, and the Intercreditor Agent, the Senior Lenders, the Trustee and the Noteholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5           Subrogation.  The Trustee, on behalf of itself and each Noteholder, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.

8.6           Application of Payments.  Except as otherwise provided herein, all payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents.  Except as otherwise provided herein, the Trustee, on behalf of itself and each Noteholder, assents to any such extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7           Consent to Jurisdiction; Waivers.  The parties hereto consent to the exclusive jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party.  Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid.  The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court.  Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.

8.8           Notices.  All notices to the Senior Lenders and the Noteholders permitted or required under this Agreement may be sent to the Intercreditor Agent and the Trustee as provided in the applicable Senior Credit Agreement and the Indenture, respectively.  All notices to any Grantor shall be sent as provided in the applicable Senior Credit Agreement or the Indenture, as the case may be.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.  The Intercreditor Agent hereby agrees to promptly notify the Trustee upon the Discharge of Senior Lender Claims.

8.9           Further Assurances.  Each of the Intercreditor Agent, on behalf of itself and each Senior Lender, and the Trustee, on behalf of itself and each Noteholder, agrees that each of them shall take such further action and shall execute and deliver to the Intercreditor Agent, the Senior Lenders, the Trustee, the Noteholders and the Company such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10         Governing Law.  This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11         Binding on Successors and Assigns.  This Agreement shall be binding upon the Intercreditor Agent, the Senior Lenders, the Trustee, the Noteholders, the Company, the Subsidiaries party hereto and their respective successors and assigns.

8.12         Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.13         Counterparts.  This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.

8.14         Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.  The Intercreditor Agent represents and warrants that this Agreement is binding upon the Senior Lenders.  The Trustee represents and warrants that this Agreement is binding upon the Noteholders.

8.15         No Third Party Beneficiaries; Successors and Assigns.  The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Intercreditor Agent, the other Senior Lenders, the Trustee and the Noteholders, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

8.16         Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto.

8.17         Intercreditor Agent and Trustee.  It is understood and agreed that (a) JPMCB is entering into this Agreement in its capacity as Administrative Agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to JPMCB as administrative agent thereunder shall also apply to JPMCB as Intercreditor Agent hereunder and (b) U.S. Bank National Association is entering in this Agreement in its capacity as Trustee and the provisions of Article 7 of the Indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

8.18         Relative Rights.  Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.1(a), 5.1(d) or 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Senior Credit Agreement or the Indenture or any other Senior Lender Documents or Noteholder Documents, or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Lender Documents or the Indenture or any other Noteholder Documents, (b) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Common Collateral (or any other assets) as among the Senior Lenders, (c) otherwise change the relative rights of the Senior Lenders in respect of the Common Collateral as among such Senior Lenders or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Lender Document or the Indenture or any other Noteholder Document.

8.19         Indenture Reference.  Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement, provided that any such reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Indenture (including any definition contained therein), as amended or modified from time to time, if such amendment or modification has been made in accordance with the Indenture and approved in writing by, or on behalf of, the Required Lenders.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INTERCREDITOR AGENT:

JPMORGAN CHASE BANK, N.A.,

By
/s/ Peter S. Predun
Name: Peter S. Predun
Title: Vice President

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,

By
/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

COMPANY:

INDALEX HOLDINGS FINANCE, INC.,

By
/s/ Michael E. Alger
Name: Michael E. Alger
Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer

SUBSIDIARIES:

INDALEX HOLDING CORP.,

By
/s/ Michael E. Alger
Name: Michael E. Alger
Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer

INDALEX INC.,

By
/s/ Michael E. Alger
Name: Michael E. Alger
Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer

DOLTON ALUMINUM COMPANY, INC.,

By
/s/ Michael E. Alger
Name: Michael E. Alger
Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer

CARADON LEBANON INC.,

By
/s/ Michael E. Alger
Name: Michael E. Alger
Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer

SCHEDULE I

Subsidiary Grantors

Caradon Lebanon Inc., a Tennessee corporation

Dolton Aluminum Company, Inc., a Wisconsin corporation

Indalex Holding Corp., a Delaware corporation

Indalex Inc., a Delaware corporation